UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 19, 2006

TWC Holding LLC

(Exact name of registrant as specified in its charter)

Delaware	333-124826	59-3781176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio	42542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in Section 7.01 of this report and the exhibits hereto shall not be incorporated by reference into any of TWC Holding LLC, (the “Company”) filings or that of The Wornick Company, it’s wholly owned subsidiary (the “Operating Company” or “Wornick”), whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report and in the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects. These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Forward-Looking Statements” in the Company’s annual report on Form 10-K for the year ended December 31, 2005. For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the discussion under the heading “Risk Factors” contained in Part I, Item 1A, on Form 10-K and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 7.01               Regulation FD Disclosure.

Pursuant to its obligations under Regulation FD, the Company is hereby furnishing the following information under Item 7.01 of this current report on Form 8-K.

On May 19, 2006, TWC Holding, LLC (the “ Company”) held a combined conference call discussing its financial and operational results for the thirteen weeks ended April 1, 2006 and that of it’s wholly owned subsidiary, Wornick. During the call management provided certain investors with information related to EBITDA and Adjusted EBITDA. Provided below is the Company’s definition and calculation of EBITDA and Adjusted EBITDA.

EBITDA is net income before income tax expense, interest expense, net, depreciation of property and equipment and amortization. The Company believes that EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the Company’s industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. The Company’s calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is EBITDA adjusted to exclude non-recurring charges related stock-based compensation expenses. The calculation of EBITDA and Adjusted EBITDA are shown below:

	April 1, 2006
	Wornick	TWC Holding
Net Income	$(7,354,757)	$(8,419,911)
Interest Expense	3,202,880	4,263,764
Tax Expense	462,630	462,630
Depreciation Expense	1,883,510	1,883,510
Amortization Expense	1,173,645	1,173,645
EBITDA	(632,092)	(636,362)
B-Option Expense	41,769	41,769
Adjusted EBITDA	(590,323)	(594,593)

Other One-Time and Non-Cash Items
Spare Parts Charge	509,000	509,000
Severances related to McAllen	353,471	353,471
Other McAllen Period Cost	192,000	192,000
Other Severances and Relocation Cost	319,491	319,491
Recruiting Cost	121,634	121,634
Consulting and professional services	817,258	817,258
Package Design and Display Booths	263,165	263,165
Production inefficiencies	442,448	442,448
Adjusted EBITDA after one-time charges	$2,428,144	$2,423,874

Additionally, during the conference call held on May 19, 2006, management of the Company provided its outlook for the Company for the remainder of 2006, the text of which follows:

While we understand our issues, we were not satisfied with our performance; however, we have a firm grasp on the specific initiatives that are underway and each one is being closely monitored. In addition, we continued to make changes to our leadership talent pool adding experienced individuals that have the critical skills to build on past accomplishments to grow and broaden our customer base and lead operational improvements. As announced on May 2, 2006 in a Form 8-K filing we appointed a new leader for operations and supply chain functions. We believe this substantial investment in human capital will be critical in our implementation of the second phase of our consolidation plan in the coming months.

With respect to guidance; our 2006 revenues will be in the range of $240 million dollars, down 5%, from our 2005 revenues of $252 million dollars. On an adjusted revenues basis, that is excluding surge related revenues for both 2005 and 2006; our revenues will increase from $193.9 million to 200.9 million or 4.2%.

We project full year EBITDA performance will be in the $21 to $23 million range. Our revenue growth when adjusted for incremental “Surge related revenues” is being largely driven by the increased sales of Co-Manufactured products.

We expect to internally fund approximately $15.8 million dollars in plant & equipment (P&E) capital expenditures related to three focused areas:

-  $10.5 million related to the McAllen consolidation,

-  $3.1 million related to plant improvements, preventive maintenance

-  $2.3 million related to our ongoing ERP implementation, new product development and other related projects.

Through the 1st Quarter we funded approximately $1.9 million dollars.

In summary, we are well underway in executing our plan to transition Assembly Operations from McAllen, TX. We anticipate the transition will be completed by the end of the 3rd Quarter of this year. At that time, The Wornick Company will be well positioned to realize:

•      Operational efficiency and productivity improvements gained by a consolidated supplier’s base, simplified logistics footprint that achieves a reduction of nearly 1,600 miles between MRE entrée processing and pouch assembly.

•      Improved service delivery capabilities to our Military customers and reduced lead times of all products.

•      Substantial improvement in financial performance (both EBITDA and EBITDA %) achieved through reductions in variable cost and fixed overhead.

A replay of the entire conference call will be available from 1:00 p.m., Eastern Daylight Saving Time, on May 19, 2006 until 11:59 p.m., Eastern Daylight Saving Time, on May 26, 2006. The replay number is 1-800-405-2236 (toll-free). The pass code for the replay is 11060894 (followed by the # sign).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWC Holding LLC

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer

Dated: May 19, 2006